EXHIBIT 1.1
EXECUTION COPY

THE LGL GROUP, INC.

304,348 Shares1
Common Stock
(par value, $0.01 per share)

Underwriting Agreement

January 31, 2011

ThinkEquity LLC
600 Montgomery Street, 3rd Floor
San Francisco, California  94111

Ladies and Gentlemen:

Introductory.  The LGL Group, Inc., a Delaware corporation (the “Company”), proposes to issue and sell (the “Offering”) to ThinkEquity LLC (the “Underwriter”) an aggregate of 304,348 shares (the “Underwritten Securities”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”).  The Company also proposes to issue and sell at the Underwriter’s option, solely to cover over-allotments, an aggregate of up to 45,652 additional shares of Common Stock (the “Option Securities,” and, together with the Underwritten Securities, the “Securities”) as set forth below.

In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

1. Representations and Warranties of the Company.  The Company represents and warrants to, and agrees with, the Underwriter that:

(a) Filing and Effectiveness of Registration Statement; Certain Defined Terms.  The Company has filed with the Commission a registration statement on Form S-3 (No. 333-169540), including a related prospectus or prospectuses, covering the registration of the Securities under the Act, which has become effective.  “Registration Statement” at any particular time means such registration statement in the form then filed with the Commission, including any amendment thereto, any document incorporated by reference therein (collectively, the “Incorporated Documents”) and all 430B Information and all 430C Information with respect to such registration statement, that in any case has not been superseded or modified.  “Registration Statement” without reference to a time means the Registration Statement as of the Effective Time.  For purposes of this definition, 430B Information shall be considered to be included in the Registration Statement as of the time specified in Rule 430B.  Any registration statement filed by the Company pursuant to Rule 462(b) under the Act is called the “Rule 462(b) Registration Statement,” and, from and after the date and time of filing of the Rule 462(b) Registration Statement, the term “Registration Statement” shall include any 462(b) Registration Statement.  The Commission has not issued an order preventing or suspending the use of any preliminary prospectus, any Issuer Free Writing Prospectus or the Final Prospectus relating to the proposed offering of the Securities, and no proceeding for that purpose or pursuant to Section 8A of the Act has been instituted or, to the Company’s knowledge, threatened by the Commission.

1 Plus an option to purchase from the Company up to 45,652 shares to cover over-allotments.

For purposes of this Agreement:

“430B Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430B(e) or retroactively deemed to be a part of the Registration Statement pursuant to Rule 430B(f).

“430C Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430C.

“Act” means the United States Securities Act of 1933, as amended.

“Applicable Time” means  5:00 p.m. (Eastern time) on the date of this Agreement.

“Closing Date” has the meaning defined in Section 2 hereof.

“Commission” means the United States Securities and Exchange Commission.

“Effective Time” of the Registration Statement relating to the Securities means the time of execution of this Agreement.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430B Information and other final terms of the Securities and otherwise satisfies Section 10(a) of the Act.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule I to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

“Option Closing Date” has the meaning defined in Section 2 hereof.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Laws” means, collectively, the United States Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of The NASDAQ Stock Market (“Exchange Rules”).

“Statutory Prospectus” with reference to any particular time means the prospectus relating to the Securities that is included in the Registration Statement immediately prior to that time, including all 430B Information and all 430C Information with respect to the Registration Statement and all documents incorporated by reference therein.  For purposes of the foregoing definition, 430B Information shall be considered to be included in the Statutory Prospectus only as of the actual time that form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b) and not retroactively.

Unless otherwise specified, a reference to a “Rule” is to the indicated rule under the Act.

(b) Compliance with Securities Act Requirements.  (i) (A)  At the Effective Time relating to the Securities and (B) on the Closing Date and the Option Closing Date, as the case may be, the Registration Statement conformed and will conform in all material respects to the requirements of the Act and the Rules and Regulations, and it did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) (A) on the date of the Final Prospectus and (B) on the Closing Date and the Option Closing Date, as the case may be, the Final Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations, and will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b).

(c) Shelf Registration Statement.  The date of this Agreement is not more than three years subsequent to the initial effective time of the Registration Statement.  The aggregate market value of securities sold by or on behalf of the Company under the Registration Statement during the 12 month period immediately prior to, and including, the sale of Securities pursuant to this Agreement is no more than one-third of the aggregate market value of the voting and non-voting common equity held by non-affiliates of the Company, as determined pursuant to General Instruction I.B.6 of Form S-3.

(d) Ineligible Issuer Status.  (i)  At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities and (ii) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, including (x) the Company or any subsidiary of the Company (each, a “Subsidiary”) in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Securities, all as described in Rule 405. The Company is eligible to use Form S-3 for the Offering.

(e) General Disclosure Package.  As of the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time and any preliminary prospectus supplement, including the base prospectus, dated November 4, 2010 (which is the most recent Statutory Prospectus distributed to investors generally), and the other information, if any, stated in Schedule III to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b).

(f) Issuer Free Writing Prospectuses.  Each Issuer Free Writing Prospectus, as of its issue date did not include any information that conflicted with the information then contained in the Registration Statement.  If, at any time following issuance of an Issuer Free Writing Prospectus through the completion of the offer and sale of the Securities, there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Underwriter and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.  The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the offering and sale of the Securities other than any preliminary prospectus, the Final Prospectus and other materials, if any, permitted under the Act and consistent with Section 5 below. The Company will file with the Commission all Issuer Free Writing Prospectuses in the time required under Rule 433(d) under the Act.  The Company has satisfied or will satisfy the conditions in Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show.

(g) Good Standing of the Company.  The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Final Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or in good standing would not, individually or in the aggregate, result in a material adverse effect on the condition (financial or otherwise), results of operations, business or properties of the Company and its Subsidiaries taken as a whole (a “Material Adverse Effect”).

(h) Subsidiaries.  Each Subsidiary of the Company that is a “significant subsidiary” of the Company within the meaning of Rule 1-02(w) of Regulation S-X has been duly organized, and each Subsidiary is existing and in good standing under the laws of the jurisdiction of its organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package; and each Subsidiary of the Company is duly qualified to do business as a foreign entity in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or in good standing would not, individually or in the aggregate, result in a Material Adverse Effect; all of the issued and outstanding capital stock or similar equity interests of each Subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock (or similar equity interests) of each Subsidiary owned by the Company, directly or through Subsidiaries, is owned free from liens, encumbrances and defects.

(i) Securities.  The Securities and all other outstanding shares of capital stock of the Company have been duly authorized; the authorized equity capitalization of the Company is as set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus; all outstanding shares of capital stock of the Company are, and, when the Securities have been delivered and paid for in accordance with this Agreement on the Closing Date and the Option Closing Date, as the case may be, the Securities will have been, validly issued, fully paid and nonassessable, will conform to the information (including the description of the Securities) contained in the Registration Statement, the General Disclosure Package and the Final Prospectus; and no preemptive rights of stockholders exist with respect to the Securities or the issue or sale thereof; and none of the outstanding shares of capital stock of the Company has been issued in violation of any preemptive or similar rights of any security holder.  Neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Common Stock.

(j) No Finder’s Fee.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a claim against the Company or the Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this Offering.

(k) Registration Rights.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to include securities held by such person in this Offering.

(l) Listing. The Company’s Common Stock is registered under Section 12(b) of the Exchange Act and listed on The NYSE AMEX.

(m) Absence of Further Requirements.  No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required for the consummation by the Company of the transactions contemplated by this Agreement in connection with the Offering, except such (i) the failure of which to have been obtained would not result in a Material Adverse Effect, and (ii) as have been obtained, or made and such as may be required under state securities or Blue Sky laws or the bylaws and rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the Offering.

(n) Title to Property.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, the Company has good and marketable title to all material properties and assets reflected in the financial statements described herein or described in the Registration Statement, the General Disclosure Package and the Final Prospectus, in each case free from liens, mortgages, pledges, charges, encumbrances and defects of any kind, except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, and except for those that do not interfere in any material respect with the Company’s use of such prospectus and assets, and the Company holds any leased real or personal property under valid and enforceable leases with no terms or provisions that would interfere in any material respect with the aggregate use made or to be made thereof by it.

(o) Absence of Defaults and Conflicts Resulting from Transaction.  The execution, delivery and performance of this Agreement and the issuance and sale of the Securities will not result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, (i) the charter or by-laws of the Company or any of its Subsidiaries, (ii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or any of their properties, or (iii) any agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the properties of the Company or any of its Subsidiaries is subject, except in the cases of clauses (ii) and (iii), any breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, result in a Material Adverse Effect; a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its Subsidiaries.

(p) Absence of Existing Defaults and Conflicts.  Neither the Company nor any of its Subsidiaries is in violation of its respective charter or by-laws or in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except such defaults that would not, individually or in the aggregate, result in a Material Adverse Effect.

(q) Authorization of Agreements.  The execution, delivery of and the performance by the Company of its obligations under this Agreement has been duly and validly authorized by all necessary corporate action on the part of the Company and this Agreement constitutes a valid and binding obligation of the Company enforceable in accordance with its terms.

(r) Possession of Licenses and Permits.  The Company and its Subsidiaries possess all certificates, authorizations, franchises, licenses and permits (“Licenses”) necessary to the conduct of the business in all material respects as now conducted by them and are not in violation of, and have not received any notice of proceedings relating to the revocation or modification of, any Licenses, except where such violation would not or such proceedings if determined adversely to the Company or any of its Subsidiaries would not, in each case, individually or in the aggregate, have a Material Adverse Effect.

(s) Absence of Labor Dispute.  No labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is imminent, which would reasonably be anticipated to have a Material Adverse Effect.

(t) ERISA Laws.  The Company is in compliance in all material respects with all provisions of the Employee Retirement Income Security Act of 1974, as amended, presently applicable to it, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would reasonably be anticipated to cause the loss of such qualification.

(u) Possession of Intellectual Property.  The Company and its Subsidiaries hold all material licenses, certificates and permits from governmental authorities which are necessary to the conduct of their respective businesses; the Company and its Subsidiaries own or possess the right to use all patents, patent rights, trademarks, trade names, service marks, service names, copyrights, license rights, know-how (including trade secrets and other unpatented and unpatentable proprietary or confidential information, systems or procedures) and other intellectual property rights (“Intellectual Property”) necessary to carry on their respective businesses in all material respects.  The Company and its Subsidiaries have taken all reasonable steps necessary to secure interests in such Intellectual Property from its contractors.  There are no outstanding options, licenses or agreements of any kind relating to the Intellectual Property of the Company or its Subsidiaries that are required to be described in the Registration Statement, the General Disclosure Package and the Final Prospectus and are not described in all material respects.  Neither the Company nor its Subsidiaries is a party to or is bound by any options, licenses or agreements with respect to the Intellectual Property of any other person or entity that are required to be set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus and are not described in all material respects.  None of the technology employed by the Company or its Subsidiaries has been obtained or is being used by the Company or its subsidiaries, as the case may be, in violation of any contractual obligation binding on the Company, its Subsidiaries or any of their respective officers, directors or employees or otherwise in violation of the rights of any persons; neither the Company nor its Subsidiaries has received any written or oral communications alleging that the Company or any of its Subsidiaries has violated, infringed or conflicted with, or, by conducting its business as set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus, would violate, infringe or conflict with, any of the Intellectual Property of any other person or entity, which alleged violation, infringement or conflict, if determined or proven adversely to the Company, would reasonably be anticipated to have a Material Adverse Effect.  The Company knows of no infringement by others of Intellectual Property owned by or licensed to the Company.

(v) Environmental Laws.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus and in each case as would not individually or in the aggregate have a Material Adverse Effect, (a) (i) to the knowledge of the Company, neither the Company nor any of its Subsidiaries is in violation of, or has any liability under, any federal, state, local or non-U.S. statute, law, rule, regulation, ordinance, code, other requirement or rule of law (including common law), or decision or order of any governmental agency, governmental body or court, relating to pollution, to the use, handling, transportation, treatment, storage, discharge, disposal or release of Hazardous Substances, to the protection or restoration of the environment or natural resources (including biota), to health and safety including as such relates to exposure to Hazardous Substances, and to natural resource damages (collectively, “Environmental Laws”), (ii) neither the Company nor any of its Subsidiaries owns, or to the knowledge of the Company, occupies, operates or uses any real property contaminated with Hazardous Substances, (iii) neither the Company nor any of its Subsidiaries is conducting or funding any investigation, remediation, remedial action or monitoring of actual or suspected Hazardous Substances in the environment, (iv) neither the Company nor any of its Subsidiaries is liable or allegedly liable for any release or threatened release of Hazardous Substances, including at any off-site treatment, storage or disposal site, (v) to the knowledge of the Company, neither the Company nor any of its Subsidiaries is subject to any claim by any governmental agency or governmental body or person relating to Environmental Laws or Hazardous Substances, and (vi) the Company and its Subsidiaries have received and are in compliance with all, and have no liability under any, permits, licenses, authorizations, identification numbers or other approvals required under applicable Environmental Laws to conduct their respective businesses; and (b) to the knowledge of the Company, there are no facts or circumstances that would reasonably be expected to result in a violation of, liability under, or claim pursuant to any Environmental Law.  For purposes of this Section 1(u) “Hazardous Substances” means (A) petroleum and petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and mold, and (B) any other chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant, contaminant or waste under Environmental Laws.

(w) Accurate Disclosure.  The statements in the Registration Statement, the General Disclosure Package and the Final Prospectus under the headings “Description of Capital Stock” and “Legal Proceedings,” insofar as such statements summarize agreements, documents or proceedings discussed therein, are fair summaries of such agreements, documents or proceedings.

(x) Offering Material. The Company has not distributed, and will not distribute prior to the Closing Date and the Option Closing Date, as the case may be, any offering material in connection with the Offering other than any preliminary prospectuses, any Issuer Free Writing Prospectus, the Final Prospectus and the Registration Statement.

(y) Absence of Manipulation.  Neither the Company, nor to the knowledge of the Company, any of the Company’s affiliates, has taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(z) Internal Controls and Compliance with the Sarbanes-Oxley Act.  Except as set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus, the Company, its Subsidiaries and, to the Company’s knowledge, the Company’s Board of Directors (the “Board”) are in compliance in all material respects with Sarbanes-Oxley and all applicable Exchange Rules.  The Company maintains internal controls over financial reporting and disclosure controls and procedures, each as defined in Rule 13a-15 under the Exchange Act and a system of internal controls over accounting matters (collectively, “Internal Controls”) that are designed to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles of the United States (“GAAP”) and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Internal Controls are overseen by the Audit Committee (the “Audit Committee”) of the Board in accordance with Exchange Rules. Since the date of the latest audited financial statements included in the Registration Statement, the General Disclosure Package and the Final Prospectus, the Company has not identified (i) any material weakness in the Company’s internal control over financial reporting (whether or not remediated) or (ii) any change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.  Except as described in the Registration Statement, the General Disclosure Package and the Final Prospectus, the Company has not determined that its disclosure controls and procedures are ineffective to perform the functions for which they were established.

(aa) Statistical Data.  The statistical, industry-related and market-related data included in the Registration Statement, the General Disclosure Package and the Final Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived.

(bb) Litigation.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, there are no pending or, to the knowledge of the Company, threatened actions, suits, claims or proceedings (including any inquiries or investigations by any court or governmental agency or body) against or affecting the Company, any of its Subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its Subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement.

(cc) Financial Statements.  The financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus present fairly in all material respects the financial position of the Company and its consolidated Subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity in all material respects with GAAP applied on a consistent basis.  The summary and selected consolidated financial and statistical data included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus presents fairly in all material respects the information shown therein and such data has been compiled on a basis consistent in all material respects with the financial statements presented therein and the books and records of the Company and its Subsidiaries.  There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the General Disclosure Package and the Final Prospectus that are not included as required.

(dd) Independent Auditor.  J.H. Cohn LLP., who has certified certain of the financial statements filed with the Commission as part of or incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus, is an independent registered public accounting firm with respect to the Company within the meaning of the Act and the applicable Rules and Regulations and the Public Company Accounting Oversight Board (United States) (the “PCAOB”).

(ee) No Material Adverse Change in Business.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, since the end of the period covered by the latest audited financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus (i) there has been no material adverse change in the condition (financial or otherwise), results of operations, business, prospects or properties of the Company and its Subsidiaries, taken as a whole, (ii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, and (iii) there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and its Subsidiaries; and there has not been any transaction entered into or any transaction that is probable of being entered into by the Company, other than transactions in the ordinary course of business and changes and transactions described in the Registration Statement, the General Disclosure Package and the Final Prospectus, as each may be amended or supplemented.  The Company has no material contingent obligations which are not disclosed in the Company’s financial statements which are included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus.

(ff) Investment Company Act.  The Company is not or, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement, the General Disclosure Package and the Final Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(gg) FCPA; Anti-Money Laundering. To the Company’s knowledge, each of the Company, its Subsidiaries, and any of their respective officers, directors, agents, or employees has not violated and its participation in the Offering will not violate any of the following laws: (a) anti-bribery laws, including but not limited to, any applicable law, rule, or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977 or any other law, rule or regulation of similar purpose and scope, (b) anti-money laundering laws, including but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 U.S. Code section 1956 and 1957, the Patriot Act, the Bank Secrecy Act, and international anti-money laundering principals or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any Executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder, or (c) laws and regulations imposing U.S. economic sanctions measures, including, but not limited to, the International Emergency Economic Powers Act, the Trading with the Enemy Act, the United Nations Participation Act, and the Syria Accountability and Lebanese Sovereignty Act, all as amended, and any Executive order, directive, or regulation pursuant to the authority of any of the foregoing, including the regulations of the United States Treasury Department set forth under 31 CFR, Subtitle B, Chapter V, as amended, or any orders or licenses issued thereunder.

(hh) Tax Returns. The Company and its Subsidiaries have filed all U.S. federal, state, local and non-U.S. tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect); and, except as set forth in the General Disclosure Package, the Company and its Subsidiaries have paid all taxes (including any assessments, fines or penalties) required to be paid by them, except for any such taxes, assessments, fines or penalties currently being contested in good faith or as would not, individually or in the aggregate, have a Material Adverse Effect.

(ii) Insurance.  The Company and its Subsidiaries are insured by insurers against such losses and risks and in such amounts as is adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses; all policies of insurance and fidelity or surety bonds insuring the Company or any of its Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; and the Company and its Subsidiaries are in compliance with the terms of such policies and instruments in all material respects.

(jj) Listing.  The Securities have been approved for listing subject to notice of issuance on The NYSE AMEX.

(kk) Related Person Transactions.  There are no relationships or related-person transactions involving the Company or any other person required to be described in the Registration Statement, the General Disclosure Package and the Final Prospectus which have not been described as required.

(ll) FINRA Affiliations.  To the Company’s knowledge, there are no affiliations or associations between any member of FINRA and any of the Company’s officers, directors or 5% or greater shareholders, except as set forth in the Registration Statement.

(mm) Dealings with Cuba.  Neither the Company nor any of its controlled affiliates does business with the government of Cuba or with any person located in Cuba within the meaning of Section 517.075, Florida Statutes.

2. Purchase, Sale and Delivery of the Securities.

(a) On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Company agrees to sell to the Underwriter and the Underwriter agrees to purchase, at a price of $18.89 per share, the Underwritten Securities.

(b) Payment for the Underwritten Securities to be sold hereunder is to be made in Federal (same day) funds against delivery of certificates therefor to the Underwriter.  Such payment and delivery are to be made through the facilities of The Depository Trust Company, New York, New York at 10:00 am (Eastern time), on the third business day after the date of this Agreement or at such other time and date not later than five business days thereafter as the Underwriter and the Company shall agree upon, such time and date being herein referred to as the “Closing Date.”  As used herein, “business day” means a day on which the New York Stock Exchange and NYSE AMEX are open for trading and on which banks in New York are open for business and are not permitted by law or Executive order to be closed.

(c) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriter to purchase the Option Securities at the price per share as set forth in paragraph (a) of this Section 2.  The option granted hereby may be exercised at any time and from time to time, in whole or in part, within 45 days after the date of this Agreement, upon written notice by the Underwriter to the Company setting forth the number of Option Securities as to which the Underwriter is exercising the option and the time and date at which such certificates are to be delivered.  The time and date at which certificates for Option Securities are to be delivered shall be determined by the Underwriter but shall not be earlier than three nor later than 10 full business days after the exercise of such option, nor in any event prior to the Closing Date (each such time and date being herein referred to as an “Option Closing Date”).  If the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date.  The option with respect to the Option Securities granted hereunder may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriter.  The Underwriter may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company.  To the extent, if any, that the option is exercised, payment for the Option Securities shall be made on the Option Closing Date in Federal (same day funds) through the facilities of The Depository Trust Company in New York, New York drawn to the order of the Company.

3. Offering by the Underwriter.  It is understood that the Underwriter is to make a public offering of the Underwritten Securities as soon as the Underwriter deems it advisable to do so.  The Underwritten Securities are to be initially offered to the public at the initial public offering price set forth in the Final Prospectus.  The Underwriter may from time to time thereafter change the public offering price and other selling terms.

4. Certain Agreements of the Company.  The Company agrees with the Underwriter that:

(a) Filing of Prospectuses.  The Company has filed or will file each Statutory Prospectus (including the Final Prospectus) pursuant to and in accordance with Rule 424(b)(2) (or, if applicable and consented to by the Underwriter, subparagraph (5)) not later than the second business day following the earlier of the date it is first used and the execution and delivery of this Agreement.  The Company has complied and will comply with Rule 433 with respect to a prospectus relating to the Securities.

(b) Filing of Amendments; Response to Commission Requests.  During the period beginning on the date hereof and ending on the later of the Option Closing Date and such date, as in the opinion of counsel for the Underwriter, the Final Prospectus is no longer required by law to be delivered (assuming the absence of Rule 172 under the Act) in connection with sales by an underwriter or dealer, the Company will promptly advise the Underwriter of any proposal to amend or supplement the Registration Statement or any Statutory Prospectus (including by incorporation by reference of any report filed under the Exchange Act) and will offer the Underwriter a reasonable opportunity to comment on any such amendment or supplement; and the Company will also advise the Underwriter promptly of (i) the filing of any such amendment or supplement, (ii) any request by the Commission or its staff for any amendment to the Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iii) the institution by the Commission of any stop order proceedings in respect of the Registration Statement or the Rule 462(b) Registration Statement or the threatening of any proceeding for that purpose, and (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose.  The Company will use reasonable best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(c) Continued Compliance with Securities Laws.  If, at any time when a prospectus relating to the Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by the Underwriter or any dealer, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Company will promptly notify the Underwriter of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriter and any dealers upon request of the Underwriter, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.  Neither the Underwriter’s consent to, nor the Underwriter’s delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6 hereof.

(d) Rule 158.  As soon as practicable, but not later than 16 months, after the date of this Agreement, the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the date of this Agreement and satisfying the provisions of Section 11(a) of the Act and Rule 158.

(e) Furnishing of Prospectuses.  The Company will furnish to the Underwriter copies of the Registration Statement, including all exhibits, any Statutory Prospectus, the Final Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Underwriter requests.  The Company will pay the expenses of printing and distributing to the Underwriter all such documents.

(f) Blue Sky Qualifications.  The Company will arrange for the qualification of the Securities for sale under the laws of such jurisdictions as the Underwriter designates and will continue such qualifications in effect so long as required for the distribution; provided that the Company will not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction or take any action that would subject it to taxation in any such jurisdiction where it is not then so subject.

(g) Reporting Requirements. During the period of three years hereafter, the Company will furnish to the Underwriter as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; and the Company will furnish to the Underwriter (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to shareholders, and (ii) from time to time, such other information concerning the Company as the Underwriter may reasonably request.  However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Interactive Data Electronic Applications system, it is not required to furnish such reports or statements to the Underwriter.

(h) Payment of Expenses.  The Company will pay all expenses incident to the performance of its obligations under this Agreement, including but not limited to (i) any filing fees and other out-of-pocket expenses (including reasonable fees and disbursements of counsel to the Underwriter) incurred in connection with qualification of the Securities for sale under the state securities or blue sky laws as the Underwriter designates and the preparation and printing of memoranda relating thereto, (ii) Company costs and expenses relating to investor presentations or any “road show” in connection with the offering and sale of the Securities including, without limitation, any travel expenses of the Company’s officers and employees and any other expenses of the Company, (iii) fees and expenses incident to listing the Securities on The NYSE AMEX, (iv) fees and expenses in connection with the registration of the Securities under the Exchange Act, (v) expenses incurred in distributing preliminary prospectuses and the Final Prospectus (including any amendments and supplements thereto) to the Underwriter, (vi) any filing fees and other expenses (including reasonable fees and disbursements of counsel to the Underwriter) incurred in connection with any required review by FINRA of the terms of the sale of the Securities; (vii) expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors; (viii) the costs and expenses of the Company and the Underwriter in connection with the marketing of the offering and the sale of the Securities to prospective investors including, but not limited to, those related to any presentations or meetings undertaken in connection therewith including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged with the written consent of the Company in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Company and any such consultants, and the cost of any aircraft or other transportation chartered in connection with the road show; and (ix) the reasonable fees and disbursements of counsel for the Underwriter (in addition to clauses (i) and (vi) above).  Notwithstanding the foregoing, in no event shall the Company be obligated to reimburse the Underwriter pursuant to this Section 4(h) in an amount in excess of $50,000 in the aggregate without the Company’s prior written consent.  Notwithstanding anything to the contrary contained in this Agreement, in the event this Agreement is terminated, the Company shall only be obligated to reimburse the Underwriter for its out-of-pocket expenses actually incurred in connection with the Offering.

(i) Use of Proceeds.  The Company will use the net proceeds received in connection with this Offering in the manner described in the “Use of Proceeds” section of the Registration Statement, the General Disclosure Package and the Final Prospectus.

(j) Absence of Manipulation.  The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Securities.

(k) Restriction on Sale of Securities.  For the period specified below (the “Lock-Up Period”), the Company will not, directly or indirectly, take any of the following actions with respect to its Common Stock, or any securities convertible into or exchangeable or exercisable for any of its Common Stock (“Lock-Up Securities”):  (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) file with the Commission a registration statement under the Act relating to Lock-Up Securities, or publicly disclose the intention to take any such action, without the prior written consent of the Underwriter, except award grants, including the grant of employee stock options, restricted stock, restricted stock units, and stock appreciation rights, pursuant to the terms of a plan in effect on the date hereof and disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, or issuances of Lock-Up Securities pursuant to the exercise of such options.  Anything in the foregoing to the contrary notwithstanding, during the Lock-Up Period, the Company may (i) make grants of restricted stock to members of its Board of Directors as compensation for their service in such capacity, consistent with prior practice; (ii) make grants of restricted stock and options to employees pursuant to the Company’s Annual Bonus Plan and Long Term Incentive Plan; and (iii) distribute to its stockholders warrants to purchase an aggregate of not more than 150,000 shares of Common Stock.  The initial Lock-Up Period will commence on the date hereof and continue for 90 days after the date hereof or such earlier date that the Underwriter consents to in writing; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless the Underwriter waives, in writing, such extension, provided further, that if at the time of any such release or announcement, the Company qualifies as a company with “actively traded securities” as defined in Rule 101(c)(1) of Regulation M under the Exchange Act, clauses (1) and (2) shall not apply.  The Company will provide the Underwriter with notice of any announcement described in clause (2) of the preceding sentence that gives rise to an extension of the Lock-Up Period.

(l) Rule 462(b) Registration Statement.  If the Company elects to rely upon Rule 462(b) under the Act, to file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) under the Act by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and, at the time of filing, either to pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act.

(m) Investment Company Act.  The Company shall not invest or otherwise use the proceeds received by the Company from the Offering in such a manner as would require the Company or any of its Subsidiaries to register as an investment company under the Investment Company Act.

5. Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Underwriter, and the Underwriter represents and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Underwriter is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433,  and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.

6. Conditions of the Obligations of the Underwriter.  The obligations of the Underwriter hereunder will be subject to the accuracy of the representations and warranties of the Company herein (as though made on the Closing Date and the Option Closing Date, as the case may be), to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a) Auditors’ Comfort Letter.  The Underwriter shall have received letters, dated, respectively, the date hereof and the Closing Date and the Option Closing Date, as the case may be, of J.H. Cohn LLP confirming that they are an independent registered public accounting firm within the meaning of the Securities Laws in form and substance satisfactory to the Underwriter (except that, in any letter dated the Closing Date and the Option Closing Date, as the case may be, the specified date of such letter shall be a date no more than three days prior to the Closing Date and the Option Closing Date, as the case may be).

(b) Filing of Prospectus.  The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 4(a) of this Agreement. No stop order suspending the effectiveness of the Registration Statement or the Rule 462(b) Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Underwriter, shall be threatened by the Commission.

(c) No Material Adverse Change.  Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change in the condition (financial or otherwise), results of operations, business, prospects or properties of the Company and its Subsidiaries taken as a whole which, in the judgment of the Underwriter, is material and adverse and makes it impractical or inadvisable to proceed with completion of the sale of, and payment by the Underwriter for, the Securities; (ii)  any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Underwriter, impractical to market or to enforce contracts for the sale of the Securities, whether in the primary market or in respect of dealings in the secondary market; (iii) any suspension or material limitation of trading in securities generally on the New York Stock Exchange, The NASDAQ Stock Market or NYSE AMEX, or any setting of minimum or maximum prices for trading on such exchange; (iv) any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (v) any banking moratorium declared by any U.S. federal or New York authorities; (vi) any major disruption of settlements of securities, payment, or clearance services in the United States or any other country where such securities are listed; or (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Underwriter, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Securities or to enforce contracts for the sale of the Securities.

(d) Opinion of Counsel for Company.  The Underwriter shall have received an opinion and letter of negative assurance, each dated the Closing Date and the Option Closing Date, as the case may be, of Olshan Grundman Frome Rosenzweig & Wolosky LLP, counsel for the Company, addressed to the Underwriter and acceptable to the Underwriter in form and in substance.

(e) Opinion of Counsel for the Underwriter. The Underwriter shall have received from Goodwin Procter LLP, counsel for the Underwriter, such opinion or opinions, dated the Closing Date and the Option Closing Date, as the case may be, with respect to such matters as the Underwriter may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(f) Officers’ Certificate.  The Underwriter shall have received a certificate, dated the Closing Date and the Option Closing Date, as the case may be, of an executive officer of the Company and a principal financial or accounting officer of the Company in which such officers shall state that: (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects, except those already qualified by materiality or Material Adverse Effect, which representations and warranties shall be true and correct in all respects, and the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date and the Option Closing Date, as the case may be; (ii) no stop order suspending the effectiveness of the Registration Statement or the Rule 462(b) Registration Statement has been issued and no proceedings for that purpose have been instituted or, to their knowledge, are threatened by the Commission; and (iii) subsequent to the date of the most recent financial statements in the Registration Statement, the General Disclosure Package and the Final Prospectus, there has been no material adverse change in the condition (financial or otherwise), results of operations, business, prospects or properties of the Company and its Subsidiaries taken as a whole except as set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus or as described in such certificate.

(g) Lock-up Agreements.  As of the date of this Agreement, the Underwriter shall have received lock-up agreements in substantially the form attached hereto as Exhibit A from each of the persons listed on Exhibit B hereto.

(h) Listing. The Securities shall have been approved for listing on The NYSE AMEX, subject only to official notice of issuance.

(i) Secretary’s Certificate.  The Underwriter shall have received a certificate, dated the Closing Date and the Option Closing Date, as the case may be, of the Secretary of the Company, in substantially the form attached as Exhibit C hereto.

(j) FINRA Compliance.  FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions, contemplated hereby.

The Company will furnish the Underwriter with such conformed copies of such opinions, certificates, letters and documents as the Underwriter reasonably requests.  The Underwriter may in its sole discretion waive compliance with any conditions to the obligations of the Underwriter hereunder.

7. Indemnification and Contribution.

(a) Indemnification of Underwriter.  The Company will indemnify and hold harmless the Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of any material fact contained in any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 7(b) below.

(b) Indemnification of Company.  The Underwriter will indemnify and hold harmless the Company, each of its directors and each of its officers who signs a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”), against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information by the Underwriter is the third paragraph and the twelfth through sixteenth paragraphs under “Underwriting” in the Final Prospectus.

(c) Actions against Parties; Notification.  Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under Section 7(a) or 7(b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under Section 7(a) or 7(b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under Section 7(a) or 7(b) above.  In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.  It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and costs of more than one separate firm for all indemnified parties.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d) Contribution.  If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under Section 7(a) or 7(b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in Section 7(a) or 7(b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriter. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 7(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this Section 7(d). Notwithstanding the provisions of this Section 7(d), the Underwriter shall not be required to contribute in excess of the amount by which the total compensation received by the Underwriter exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 7(d).

8. Survival of Certain Representations and Obligations.  The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Securities.  If the sale of the Securities to the Underwriter is not consummated because the conditions in Section 6 hereof are not satisfied, or by reason of any failure, refusal or inability on the part of the Company to perform any undertaking of this Agreement or to comply with any of the terms hereof on its part to be performed, unless such failure, refusal or inability is due primarily to the default or omission of the Underwriter, the Company will reimburse the Underwriter for all out-of-pocket expenses (including fees and disbursements of counsel) actually incurred by them in connection with the offering of the Securities, and the respective obligations of the Company and the Underwriter pursuant to Section 7 hereof shall remain in effect.  In addition, if any Securities have been purchased hereunder, the representations and warranties in Section 1 and all obligations under Section 4 shall also remain in effect.

9. Notices. All communications hereunder will be in writing and, if sent to the Underwriter, will be mailed or delivered and confirmed to the Underwriter at 600 Montgomery Street, 3rd Floor, San Francisco, California 94111, Attention:  General Counsel, or, if sent to the Company, will be mailed or delivered and confirmed to it at The LGL Group, Inc., 2525 Shader Road, Orlando, Florida 32804, Attention: Chief Executive Officer.

10. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

11. Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

12. Absence of Fiduciary Relationship.  The Company acknowledges and agrees that:

(a) No Other Relationship.  The Underwriter has been retained solely to act as underwriter in connection with the sale of Securities and that no fiduciary, advisory or agency relationship between the Company and the Underwriter has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the Underwriter has advised or is advising the Company on other matters;

(b) Arms’ Length Negotiations.  The price of the Securities set forth in this Agreement and the Final Prospectus was established by the Company following discussions and arms-length negotiations with the Underwriter and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) Absence of Obligation to Disclose.  The Company has been advised that the Underwriter and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Underwriter has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d) Waiver.  The Company waives, to the fullest extent permitted by law, any claims it may have against the Underwriter for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Underwriter shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including shareholders, employees or creditors of the Company.

13. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in the City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.  The Company irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in the City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

If the foregoing is in accordance with the Underwriter’s understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the Underwriter in accordance with its terms.

Very truly yours,

THE LGL GROUP, INC.

By:	/s/ R. LaDuane Clifton
Name:	R. LaDuane Clifton
Title:	Chief Accounting Officer

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

THINKEQUITY LLC

By:	/s/ Theodore F. Mitchell
Name:	Theodore F. Mitchell
Title:	Managing Director

SCHEDULE I

General Use Issuer Free Writing Prospectuses

None.

SCHEDULE II

Pricing Information

Number of shares offered:  304,348 shares

Purchase price to the public: $20.00 per share

Underwriting discounts and commissions: 5.54%

Net proceeds to the Company (excluding estimated offering expenses):  $5.75 million

EXHIBIT A

Form of Lock-Up Agreement

_______, 2011

LGL Group, Inc.
2525 Shader Road
Orlando, Florida 32804

ThinkEquity LLC
600 Montgomery Street
3rd Floor
San Francisco, California 94111

Ladies and Gentlemen:

As an inducement to ThinkEquity LLC to execute the Underwriting Agreement, pursuant to which ThinkEquity LLC will purchase shares of common stock, par value $0.01 per share (the “Common Stock”) of The LGL Group, Inc., and any successor (by merger or otherwise) thereto, (the “Company”), the undersigned hereby agrees that during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any Common Stock or securities convertible into or exchangeable or exercisable for any Common Stock (collectively, the “Company Securities”), enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such aforementioned transaction is to be settled by delivery of the Common Stock or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of ThinkEquity LLC.  In addition, the undersigned agrees that, without the prior written consent of ThinkEquity LLC, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Common Stock or any security convertible into or exercisable or exchangeable for the Common Stock.  Capitalized terms used herein not otherwise defined will have the meanings ascribed to them in the Underwriting Agreement.

The initial Lock-Up Period will commence on the date of this Lock-Up Agreement and continue and include the date 90 days after the public offering date set forth on the final prospectus used to sell the Securities (the “Public Offering Date”) pursuant to the Underwriting Agreement; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless ThinkEquity LLC waives, in writing, such extension, provided further, that if at the time of any such release or announcement, the Company qualifies as a company with “actively traded securities” as defined in Rule 101(c)(1) of Regulation M under the Exchange Act, clauses (1) and (2) shall not apply.

The undersigned agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Agreement during the period from the date of this Lock-Up Agreement to and including the 34th day following the expiration of the initial Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as may have been extended pursuant to the previous paragraph) has expired.

Nothing contained above shall prohibit the undersigned’s (A) exercise of any option or warrant outstanding on the date hereof to acquire Common Stock, exercise or settlement of any stock-settled stock appreciation rights, restricted stock or restricted stock units, or conversion of any convertible security into Common Stock, provided, that any Common Stock received upon exercise of options granted to the undersigned will also be subject to this Lock-Up Agreement, or (B) transfer of Common Stock to a family member or trust, provided, that any transferee agrees to be bound in writing by the terms of this Lock-Up Agreement prior to such transfer and such transfer shall not involve a disposition for value and, in the case of clauses (A) and (B), no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934 (the “Exchange Act”) shall be required or shall be voluntarily made in connection with such transfer (other than a filing on a Form 5 made after the expiration of the Lock-Up Period). Any Common Stock acquired by the undersigned in the open market will not be subject to this Lock-Up Agreement.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Common Stock if such transfer would constitute a violation or breach of this Lock-Up Agreement.

This Lock-Up Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned.  This Lock-Up Agreement shall lapse and become null and void if the Public Offering Date shall not have occurred on or before February 28, 2011.

This Lock-Up Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[SIGNATURE PAGE FOLLOWS]

Very truly yours,

Name:

EXHIBIT B

Directors and Executive Officers Executing Lock-Up Agreements

Marc Gabelli
Gregory P. Anderson
R. LaDuane Clifton
Timothy Foufas
Patrick J. Guarino
Michael Chiu
Paul D. Kaminski
Hans Wunderl
Robert S. Zucarro

EXHIBIT C

FORM OF SECRETARY’S CERTIFICATE

The undersigned hereby certifies that she is the duly elected, qualified and acting Secretary of The LGL Group, Inc., a Delaware corporation (the “Company”), and that as such he is authorized to execute and deliver this certificate in the name and on behalf of the Company pursuant to Section 6(i) of that certain Underwriting Agreement, dated January 31, 2011 (the “Underwriting Agreement”), by and between ThinkEquity LLC, and the Company, and further certifies in his official capacity, in the name and on behalf of the Company, the items set forth below.  Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Underwriting Agreement.

1.
The Amended and Restated Certificate of Incorporation of the Company previously certified to you as such on February 4, 2011 constitutes the true, correct, and complete copy of the Amended and Restated Certificate of Incorporation of the Company, together with any and all amendments thereto.  No action has been taken to further amend, modify, or repeal such Amended and Restated Certificate of Incorporation, which remains in full force and effect as of the date hereof. No action has been taken by the Company, its shareholders, directors or officers in contemplation of the filing of any such amendment or other document or in contemplation of the liquidation or dissolution of the Company prior to the consummation of the transactions contemplated by the Underwriting Agreement.

2.
The Restated Bylaws of the Company previously certified to you as such on February 4, 2011 constitutes the true, correct, and complete copy of the Restated Bylaws of the Company and any and all amendments thereto.  No action has been taken to further amend, modify, or repeal such Restated Bylaws, which remain in full force and effect as of the date hereof.

IN WITNESS WHEREOF, the undersigned has hereunto set her hand as of this 4th day of February, 2011.

                                                   _________________________________
                                                    Name:

                                                                                                                                                                                                                                                            Title:

I, Gregory Anderson, President and Chief Executive Officer, hereby certify that ________________ is the duly elected, qualified and acting Secretary of the Company and that the signature set forth above is her true signature.

                                                                                                                                         _________________________________
                              Name: Gregory Anderson

                              Title: President and Chief Executive Officer